CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Davis Tax-Free High Income Fund, Inc. and to the inclusion of our report dated November 3, 1995 to the Shareholders and Board of Directors of Davis Tax-Free High Income Fund, Inc.




                                          /s/ Tait, Weller & Baker
                                          ------------------------
                                          TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 23, 1996